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                                                                   Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                               INVESCO BOND FUND

An Annual Meeting ("Meeting") of Shareholders of Invesco Bond Fund (the "Trust") was held on August 2, 2013. The Meeting was held for the following purpose:

(1). Elect three Class III Trustees by the holders of Common Shares of the Trust, each of whom will serve for a three-year term or until a successor has been duly elected and qualified.

The results of the voting on the above matter were as follows:

                                                        Votes    Votes   Votes
Matter                                                   For    Against Abstain
------                                                --------- ------- -------
(1). R. Craig Kennedy................................ 9,716,573 435,035  6,960
     Colin D. Meadows................................ 9,716,374 435,234  6,960
     Hugo F. Sonnenschein............................ 9,709,511 442,097  6,960